SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2009

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HOLLOMAN ENERGY CORPORATION

(Name of Small Business Issuer in its charter)

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Nevada	000-52419	77-0643398
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

333 North Sam Houston Parkway East, Suite 600, Houston, Texas, 77060

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   (281) 260-0193

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Compensatory Arrangements of Certain Officers

On August 15, 2009 Holloman Energy Corporation established a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases, these plans are collectively referred to as the “Plans”. The Plans have not been approved by Holloman’s shareholders. A summary description of each plan follows.

Non-Qualified Stock Option Plan. The Non-Qualified Stock Option Plan authorizes the issuance of up to 7,200,000 shares of Holloman's common stock to persons that exercise options granted pursuant to the Plan. Holloman's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by consultants or advisors and the services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting the price of Holloman’s common stock. The option exercise price is determined by Holloman’s Board of Directors.

Stock Bonus Plan. Under the Stock Bonus Plan up to 300,000 shares of Holloman’s common stock may be issued to Holloman's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting the price of Holloman’s common stock.

Other Information Regarding the Plans. The Plans will be administered by Holloman's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

In the discretion of the Board of Directors, any option may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any options granted or shares issued pursuant to the Plans will be forfeited if the "vesting" schedule established by the Directors at the time of the grant is not met. Vesting, among other conditions, can be the period during which the employee must remain an employee of Holloman or the period of time a non-employee must provide services to Holloman. At the time an employee ceases working for Holloman (or at the time a non-employee ceases to perform services for Holloman), any shares or options not fully vested will be forfeited and cancelled. In the discretion of Board of Directors payment for the shares of common stock underlying options may be paid through offset of indebtedness or the delivery of shares of Holloman's common stock having a fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies any vesting requirements imposed when the shares were issued.

Holloman’s Directors may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that any amendment, termination or suspension may not adversely affect rights or obligations with respect to options or shares previously granted.

Issuance of Options and Bonus Shares

On August 15, 2009 Holloman’s directors granted options to the persons and upon the terms shown below. The options were granted pursuant to the terms of the Non-Qualified Stock Option Plan.

Option Holder	No. of Shares Issuable Upon Exercise of Option	Exercise Price_	First Date Exercisable	Expiration Date (1)
Eric Prim
	300,000	$0.70	8/15/2009	8/15/2012
	300,000	$0.80	8/15/2010	8/15/2012
	300,000	$1.00	8/15/2010	8/15/2014
	300,000	$1.20	8/15/2011	8/15/2014
	1,200,000
Douglas Brown
	300,000	$0.70	8/15/2009	8/15/2012
	300,000	$0.80	8/15/2010	8/15/2012
	300,000	$1.00	8/15/2010	8/15/2014
	300,000	$1.20	8/15/2011	8/15/2014
	1,200,000
Keith Macdonald
	300,000	$0.70	8/15/2009	8/15/2012
	300,000	$0.80	8/15/2010	8/15/2012
	300,000	$1.00	8/15/2010	8/15/2014
	300,000	$1.20	8/15/2011	8/15/2014
	1,200,000
Robert Wesolek
	150,000	$0.70	8/15/2009	8/15/2012
	150,000	$0.80	8/15/2010	8/15/2012
	150,000	$1.00	8/15/2010	8/15/2014
	150,000	$1.20	8/15/2011	8/15/2014
	600,000
Grant Petersen
	150,000	$0.70	8/15/2009	8/15/2012
	150,000	$0.80	8/15/2010	8/15/2012
	150,000	$1.00	8/15/2010	8/15/2014
	150,000	$1.20	8/15/2011	8/15/2014
	600,000

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(1)

If the Option Holder resigns as an officer or director, or is terminated for cause, any options which are not then exercisable will automatically expire.  The term “cause” means:

(i)

the conviction of the Option Holder of any felony;

(ii)

the refusal of the Option Holder to follow the lawful directions of Holloman’s Directors;

(iii)

a material breach of any employment or consulting agreement to which Holloman and the Option Holder are parties; or

(iv)

any act involving embezzlement, fraud or similar conduct.

On August 15, 2009, Holloman’s directors authorized the issuance of shares of its common stock to the following persons pursuant to the Stock Bonus Plan.

Number
Name	of Shares
Eric Prim	50,000
Douglas Brown	50,000
Bamako Investment Mgt. Ltd.	50,000
Robert Wesolek	25,000
Grant Petersen	25,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2009	HOLLOMAN ENERGY CORPORATION

	By:	/s/ ROBERT WESOLEK
Robert Wesolek,
Chief Financial Officer

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